Exhibit 99.1

              Viad Corp Announces that Travelers Express
      Intends to Sell Game Financial Corporation to Certegy Inc.

    PHOENIX--(BUSINESS WIRE)--Feb. 20, 2004--Viad Corp (NYSE:VVI) today announced that its Travelers Express subsidiary has agreed to sell Game Financial Corporation to a subsidiary of Certegy Inc. (NYSE:
CEY). The transaction, which is subject to customary closing conditions, is expected to occur in early March 2004.
    Phil Milne, president and chief executive officer of Travelers Express said, "Game Financial has been a good investment for Travelers Express but no longer fits within our core business. We are pleased with the sale to Certegy and confident that Game Financial will continue to be successful under new management."
    Viad Corp announced that Travelers Express will sell Game Financial for approximately $43 million. Travelers Express will record a one-time gain upon completion of the transaction.

    About Game Financial Corporation

    Game Financial Corporation provides check cashing, debit and credit card cash advance and ATM services to gaming establishments. The Minnesota-based company is currently a subsidiary of the Travelers Express Company, a world-wide provider of payment services. Travelers Express is owned by Viad Corp.

    About Travelers Express Company, Inc.

    Minneapolis-based Travelers Express Company, Inc. is a leader in the payment services industry and the leading money order processor in the U.S. Besides money orders and MoneyGram(R) money transfers, the company's services also include ExpressPayment(SM) transactions, utility bill payments, official checks for financial institutions, rebates and gift certificates. MoneyGram money transfer agents now number 60,000 in 160 countries. Travelers Express is a subsidiary of Viad Corp. For more information, visit the company's Web site at www.temgweb.com.

    About Viad Corp

    Viad is a $1.6 billion revenue S&P MidCap 400 company. Major subsidiaries include Travelers Express/MoneyGram of Minneapolis, GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of Chicago, Brewster Transport Company Limited of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

    Forward Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995" Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, or expectations or trends concerning future growth, earnings estimates, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, tax rates, interest rates, restructuring plans (including timing and realization of cost savings), investment yield impairment, and market risk. Actual results could differ materially from those projected in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for convention and event services, existing and new competition, industry alliances, consolidation, and growth patterns within the industries in which Viad competes and any further deterioration in the economy may individually, or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war, could affect the forward-looking statements in this press release.
    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company.


    CONTACT: Viad Corp, Phoenix
             Angela Phoenix, 602-207-5608
             aphoenix@viad.com